SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                November 9, 2001
                Date of Report (date of earliest event reported):
                -------------------------------------------------

                             Research, Incorporated
                             ----------------------
             (Exact name of registrant as specified in its charter)


   Minnesota                         0-2387                       41-0908058
   ---------                         ------                       ----------
(State or other                    (Commission                (I.R.S.  Employer
  jurisdiction                     File Number)              Identification No.)
of Incorporation)


                             6425 Flying Cloud Drive
                          Eden Prairie, Minnesota 55344
                          -----------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (952) 941-3300

Items 1, 3, 4, 5, 6 and 8 are not included.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

         On November 9, 2001, Research, Incorporated ("Research") consummated the sale of substantially all of the assets of its reflow oven business to CVD Equipment Corporation, a New York corporation ("CVD"), for $750,000 in cash, the payment of $350,000 of which will be deferred for approximately one year and used to satisfy Research's indemnification obligations, if any. In addition, for a period of approximately two years, Research will receive a quarterly royalty payment based on CVD's sales of parts, services and equipment. The royalty payments will be subject to offset to satisfy Research's indemnification obligations, if any. Attached as Exhibit 2.2 and incorporated herein by reference is a press release announcing the transaction. In June 2001, Research discontinued its reflow oven business serving the electronics board assembly and semiconductor markets.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
------------------------------------------

         (a)      Financial Statements: Not Applicable.

         (b)      Pro Forma Financial Information: Not Applicable.

         (c)      Exhibits:

         2.1 Asset Purchase Agreement, dated as of November 9, 2001, by and between Research, Incorporated and CVD Equipment Corporation.

         2.2      Press release, dated November 12, 2001.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     RESEARCH INCORPORATED


                                                     By  /s/ Brad Yopp
                                                         -----------------
                                                         Brad Yopp
                                                         President

Date: November 15, 2001